                                                                   Exhibit 10.13



                       LEASE FOR 260 NORTH PIONEER AVENUE



                             33 NORTH LaSALLE, LLC,
                 a Delaware limited liability company, Landlord


                                      and


                              VALLEY MEDIA, INC.,
                         a Delaware corporation, Tenant

                                 LEASE


                           Table of Contents
                           -----------------

                                                                         Page


 ARTICLE I -- PREMISES..................................................   1
 ARTICLE 2 -- TERM......................................................   1
 ARTICLE 3 -- RENT......................................................   3
 ARTICLE 4 -- SECURITY DEPOSIT..........................................   5
 ARTICLE 5 -- OPERATING EXPENSES........................................   5
 ARTICLE 6 -- TAXES; ASSESSMENTS........................................   7
 ARTICLE 7 -- USE.......................................................   9
 ARTICLE 8 -- SERVICES AND UTILITIES....................................  10
 ARTICLE 9 -- ALTERATIONS...............................................  11
 ARTICLE 10 -- REPAIRS..................................................  12
 ARTICLE 11 -- TENANT INSURANCE.........................................  13
 ARTICLE 12 -- LANDLORD INSURANCE.......................................  14
 ARTICLE 13 -- ASSIGNMENT AND SUBLETTING................................  15
 ARTICLE 14 -- INDEMNIFICATION..........................................  18
 ARTICLE 15 -- DESTRUCTION OR DAMAGE....................................  19
 ARTICLE 16 -- ENTRY BY LANDLORD........................................  21
 ARTICLE 17 -- DEFAULT..................................................  21
 ARTICLE 18 -- LANDLORD'S RIGHT TO CURE DEFAULTS........................  23
 ARTICLE 19 -- ATTORNEYS' FEES..........................................  23
 ARTICLE 20 -- HOLDING OVER.............................................  23
 ARTICLE 21 -- WAIVER...................................................  23
 ARTICLE 22 -- EMINENT DOMAIN...........................................  24
 ARTICLE 23 -- SALE BY LANDLORD.........................................  25
 ARTICLE 24 -- SUBORDINATION............................................  26
 ARTICLE 25 -- NO MERGER................................................  26
 ARTICLE 26 -- SURRENDER OF PREMISES....................................  27
 ARTICLE 27 -- ABANDONMENT..............................................  27
 ARTICLE 28 -- ESTOPPEL CERTIFICATES....................................  27
 ARTICLE 29 -- NO LIGHT AND AIR EASEMENT................................  28
 ARTICLE 30 -- NOTICES..................................................  28

                                       i
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                                     LEASE

                               Table of Contents
                               -----------------
                                   continued

                                                                          Page



 ARTICLE 31 -- SUCCESSORS...............................................  28
 ARTICLE 32 -- MISCELLANEOUS............................................  29



                            Table of Exhibits
                            -----------------

 EXHIBIT A   LEGAL DESCRIPTION
 EXHIBIT B   SITE PLAN
 EXHIBIT C   WORK LETTER AGREEMENT
 EXHIBIT D   GENERAL BUILDING SPECIFICATIONS
 EXHIBIT E   CONSTRUCTION RULES

          THIS LEASE ("Lease") is dated March 30, 1999, for reference purposes only, and is made by and between 33 NORTH LaSALLE, LLC, a Delaware limited liability company ("Landlord"), and VALLEY MEDIA, INC., a Delaware corporation ("Tenant").

                               Recitals
                               --------

          A. Landlord is the owner of, and Tenant desires to lease that certain real property and all improvements thereon (collectively, "Real Property") located at, 260 North Pioneer Avenue, in the City of Woodland, County of Yolo, State of California more particularly described on Exhibit A, The Real
                                                            -----------
Property, together with the building located thereon, which consists of approximately 260,400 "Rentable Square Feet" (as hereinafter defined) of space are collectively called "Premises". The Premises are shown on the site plan attached hereto as Exhibit B.

           B.   Landlord and Tenant hereby agree as follows:

                           Article I -- Premises
                           ---------------------

          Section 1.01. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the term and subject to the agreements, conditions and provisions hereinafter set forth; provided, however, that Landlord hereby reserves for itself from the leasehold interest granted to Tenant herein: (a) any easements for utilities and the right of ingress and egress to such utilities for the purpose of installing, maintaining and repairing such utilities; and (b) a nonexclusive right of access to the Premises and the Real Property for the purpose of performing Landlord's maintenance and other obligations under this Lease, including a nonexclusive right of ingress and egress over the parking lots, entrances, exits and drive-aisles.

          Section 1.02. The construction of tenant improvements shall be governed by the Work Letter Agreement attached hereto as Exhibit C.
                                                         ---------

                            Article 2 -- Term
                            -----------------

          Section 2.01. The term of this Lease (the "Term") shall commence on April 1, 1999 (the "Term Commencement Date"). Unless sooner terminated as hereinafter provided, the Term shall end on March 31, 2009 (the "Term Expiration Date"). If Landlord does not tender possession of the Premises to Tenant on or before the Term Commencement Date, for any reason whatsoever, Landlord shall not be liable for any damage thereby and this Lease shall not be rendered void or voidable thereby.

          Section 2.02. Landlord hereby grants to Tenant one (1) option to extend the Term of this Lease for an additional period of five (5) years. The option is expressly conditioned upon Tenant's not being in default under any term or condition of this Lease after the expiration of any applicable cure period granted by this Lease, either at the time the option is exercised or at the time the option term would commence.

          (a) Tenant may exercise the option only by giving Landlord written notice not less than twelve (12) months, but not more than fifteen (15) months, prior to the expiration of the Term. If Tenant fails to exercise the option prior to such 12-month period, then the option automatically shall lapse and thereafter Tenant shall have no right to exercise the option.

          (b) If the option is exercised, then the Monthly Base Rent payable during the first (1st) year of the option term shall be the fair market rent, as determined below, for the Premises as of the commencement of the option term.
In subsequent years of the option term,

Monthly Base Rent shall be increased by three percent (3%) per year. The fair market rent for the Premises shall be determined taking into account all relevant factors and shall be based on the highest and best use notwithstanding Tenant's then current use. Determination of fair market rent shall also take into consideration the three percent (3%) annual adjustment and whether such adjustment is consistent with fair market rent at the time. The arbitrators shall not have the right to delete or alter the three percent (3%) annual adjustment; however, the fair market rent shall be adjusted based on whether such annual adjustment reflects the then fair market rent. The fair market rent shall be determined with reference to other comparable buildings within twenty
(20) miles of the Premises.

          (c) The fair market rent for the option term shall be determined by mutual agreement of the parties or, if the parties are unable to agree on the fair market rent on or before ninety (90) days prior to commencement of the option term, then fair market rent shall be determined pursuant to the procedure set forth in Section 2.02(d) and Section 2.02(e).
             ----------------            --------

          (d) If the parties are unable mutually to agree upon the fair market rent pursuant to Section 2.02(g), then the fair market rent initially shall be
                 ---------------
determined by Landlord by written notice ("Landlord's Notice") given to Tenant promptly following the expiration of the 30-day period set forth in Section
                                                                 ----------
2.02(c).  If Tenant disputes the amount of fair market rent set forth in
-------
Landlord's Notice, then, within thirty (30) days after the date of Landlord's Notice, Tenant shall send Landlord a written notice ("Tenant's Notice") which clearly (i) disputes the fair market rent set forth in Landlord's Notice, (ii) demands arbitration pursuant to Section 2.02(e), and (iii) states the name and
                                ---------------
address of the person who shall act as arbitrator on Tenant's behalf. Tenant's Notice shall be deemed defective, and deemed not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If Tenant does not send Tenant's Notice within thirty (30) days after the date of Landlord's Notice, or if Tenant's Notice fails to contain all of the required information, then the fair market rent for the option term shall be the amount specified in Landlord's Notice. If the arbitration is not concluded prior to the commencement of the option term, then Tenant shall pay Monthly Base Rent at 125% of the rate payable immediately prior to the commencement of the option term. If the fair market rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate party within ten (10) days after the determination of fair market rent.

                (e) The arbitration shall be conducted in the City of San Francisco in accordance with the following procedure:

(i)  Each arbitrator must be a commercial real estate broker with at least ten
(10) years of full-time experience who is familiar with the fair market rent of similar commercial property located within twenty (20) miles of the Premises. Within ten (10) business days after receipt of Tenant's Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord's behalf. The two arbitrators chosen shall meet within five (5) business days and shall simultaneously exchange their determinations of fair market rent. If the higher of the two rent determinations is less than one hundred ten percent (110%) of the lower rent determination, then the two determinations shall be added together and divided by two. The resulting quotient shall be the fair market rent. If the higher rent determination equals or exceeds one hundred ten percent (110%) of the lower rent determination, then the third party arbitrator shall determine fair market rent as hereinafter provided.

          (ii) Provided fair market rent is not determined pursuant to subparagraph (i), the two arbitrators chosen pursuant to subparagraph (i) above shall meet within ten

(10) business days after the second arbitrator is appointed and shall appoint a third arbitrator possessing the qualifications set forth in subparagraph (i) above. If the two arbitrators are unable to agree upon the third arbitrator within five (5) business days after the expiration of such ten (10) business day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after the expiration of such five (5) business day period, then either party, on behalf of both, may request appointment of the third arbitrator by a representative of the San Francisco office of JAMS/Endispute. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Each party shall pay its own attorneys' fees and costs of witnesses.

          (iii) The three arbitrators shall determine the fair market rent in accordance with the following procedures. The role of the third arbitrator shall be to select which of the two resolutions proposed by the first two arbitrators more closely approximates his or her own determination of the fair market rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that more closely approximating his or her determination of the fair market rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties. The arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the fair market rent; such arbitrators shall independently arrive at their proposed resolutions.

          (iv) The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of fair market rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

          Section 2.03. Tenant shall have the right to terminate this Lease as of the end of the fiftieth (50th) month of the Term, by written notice to Landlord given no later than the first (1st) day of the forty-first (41st) month of the Term. If Tenant fails to give a termination notice by the first (1st) day of the forty-first (41st) month of the Term, then Tenant's termination right automatically shall be deemed forfeited.

                            Article 3 -- Rent
                            -----------------

          Section 3.01. Tenant shall pay to Landlord, in lawful money of the United States, Monthly Base Rent in the sums set forth in this Article 3,
                                                               ---------
payable without notice or demand, in advance, on the first day of each calendar month. All payments of Monthly Base Rent required to be made under this Article
                                                                         -------
3, or payments to be made under any other Article of this Lease, shall be made
-
without any deduction, setoff or counterclaim whatsoever, and shall be made payable to and sent to Landlord at the office of Landlord or at such other place as Landlord may designate from time to time.

          Section 3.02. Upon execution of this Lease, Tenant shall pay to Landlord the sum of $71,610.00 ("Advance Rent"). The Advance Rent shall be applied to Tenant's obligation to pay Monthly Base Rent for the first month or months in which Monthly Base Rent is due. Commencing on the Term Commencement Date and continuing through September 30, 1999, Tenant shall not be required to pay Monthly Base Rent, but must pay Operating Expenses and all other amounts required to be paid by Tenant under this Lease; provided, however, that if Tenant defaults under this Lease during such period, then Monthly Base Rent for such period shall be payable in the amount of $71,610.00 per month. After September 30, 1999, Monthly Base Rent shall be adjusted pursuant to
Section 3.03. If the Term Commencement Date is a day other than the first day of
------------
a calendar month, then the Monthly Base Rent for the Premises for the first fractional month shall be proportionately reduced.

           Section 3.03. After September 30, 1999, Tenant shall pay Monthly Base Rent pursuant to the following schedule:


           Time Period                                      Monthly Base Rent
           -----------                                      -----------------

           October 1, 1999 through March 31, 2000           $71,610.00
           April 1, 2000 through March 31, 2002             $80,724.00
           April 1, 2002 through March 31, 2003             $66,402.00
           April 1, 2003 through March 31, 2004             $68,225.00
           April 1, 2004 through March 31, 2009             $72,652.00

          Section 3.04. This shall be a "triple net lease" and, except as otherwise expressly provided, the Monthly Base Rent shall be paid to Landlord absolutely net of all costs and expenses of the ownership, operation, repair and maintenance of the Premises. The provisions for payment of operating expenses, taxes, assessments, utilities and maintenance are intended to pass on to Tenant, and reimburse Landlord for, all costs and expenses of the ownership, operation, repair and maintenance of the Premises, except as otherwise expressly provided.

          Section 3.05. Every installment of rent and every other payment due hereunder from Tenant to Landlord which shall not be paid when due and payable shall bear interest at the highest rate legally permitted or twelve percent (12%) per annum, whichever is less (the "Specified Rate"), from the date that the same became due and payable until paid, whether or not demand be made therefor; provided, the first two (2) times in any consecutive twelve (12) month period that Tenant is delinquent, interest at the Specified Rate shall not be assessed unless Tenant fails to pay the delinquent sum within five (5) days after receipt of written notice of such delinquency. Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Tenant is not received by Landlord when due and payable, Tenant shall pay to Landlord an additional sum of three percent (3%) of the overdue rent as a late charge; provided, the first two (2) times in any consecutive twelve (12) month period that Tenant is delinquent the late charge shall not be assessed unless Tenant fails to pay the delinquent sum within five (5) days after receipt of written notice of such delinquency. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

                       Article 4 -- Security Deposit
                       -----------------------------

          Section 4.01. Tenant shall deposit with Landlord a security deposit (the "Security Deposit") consisting of the cash sum of $71,610.00. Tenant shall deliver the Security Deposit to Landlord upon the execution of this Lease. The Security Deposit shall be security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided.
Tenant's delivery of the Security Deposit is a condition precedent for Landlord's benefit which, if not satisfied, shall entitle Landlord to terminate this Lease. Landlord shall deposit the Security Deposit in an interest-bearing account. All interest shall be for the account of Tenant and shall be added to the Security Deposit.

          Section 4.02. If Tenant defaults in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Monthly Base Rent, then Landlord may apply or retain the whole or any part of the Security Deposit, and use, apply or retain the whole or any part of such proceeds to the extent required for the payment of (a) any Monthly Base Rent or any other sum as to which Tenant is in default (including any sum which Landlord may expend or may be required to expend by reason of Tenant's default) and/or
(b) any damages or deficiency to which Landlord is entitled pursuant to this Lease or applicable requirements, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Term Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease.

          Section 4.03. Upon a sale of the Premises, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the Security Deposit to the vendee, lessee or lender. Tenant shall look solely to the new landlord or lender for the return of the Security Deposit and the provisions hereof shall apply to every transfer or assignment to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber any portion of the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment or encumbrance.

          Section 5.01. Commencing on the Term Commencement Date, and on the first day of each calendar month thereafter, Tenant shall pay to Landlord, in addition to Monthly Base Rent, all "Operating Expenses" (as defined below).

          Landlord may, at or after the start of any calendar year, notify Tenant of the amount that Landlord estimates will be the Tenant's monthly Operating Expenses for such calendar year, and the amount thereof shall be added to the Monthly Base Rent payments required to be made by Tenant in such year. A Statement (the "Statement") of the Operating Expenses payable by Tenant for each year shall be given to Tenant within a reasonable period of time after the end of each calendar year. If Operating Expenses as shown on the Statement are greater or less than the total amounts actually paid by Tenant during the year covered by the Statement, then within fifteen (15) days after receipt of the Statement, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall receive a credit against any rent next accruing for any sum owed Tenant. Within three (3) months after receipt of the annual statement, Tenant shall be entitled, provided full payment on account thereof has been made, upon ten (10) days prior written notice and during normal business hours at Landlord's office or such other place as Landlord shall designate, to receive from Landlord a response to any questions regarding Operating Expenses including summary accounting information and selected backup regarding general expense categories. If, after receiving Landlord's response, Tenant disputes the amount of Operating Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant ("CPN') acceptable to both Landlord and Tenant. If, within thirty (30) days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the CPA who will conduct such audit, then Landlord shall designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of Operating Expenses for the subject calendar year. If the audit discloses that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject calendar year by more than five percent (5%), in which case Landlord shall pay all reasonable costs and expenses of the audit. The exercise by Tenant of its audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, the disputed Operating Expenses. If this Lease expires or is terminated on a day other than the last day of a calendar year, the amount of Operating Expenses payable by Tenant during the year in which this Lease expires or is terminated shall be prorated on the basis which the number of days from the commencement of the calendar year to and including the date on which this Lease expires or is terminated bears to three hundred sixty-five
(365), and shall be due and payable monthly in advance notwithstanding the expiration or earlier termination of the Term. Following expiration of the calendar year in which this Lease expired or was terminated, Landlord shall give a final Statement to Tenant for such calendar year. If Operating Expenses as shown on the final Statement are greater or less than the total amount of Operating Expenses actually paid by Tenant during the year covered by the final Statement, then within fifteen (15) days after receipt of the Statement, the appropriate party shall pay to the other party any sums owed.

          The term "Operating Expenses," as used herein, shall mean any and all sums expended by Landlord for the management, ownership, maintenance, repair and operation of the Premises, including, without limitation:

          (a) Reasonable wages, salaries and other compensation and benefits, as well as any adjustment thereto, for Landlord's employees and agents and any independent contractors hired by Landlord to perform work related to the Premises.

          (b) Costs of service, maintenance and inspection contracts for landscaping, parking lot maintenance, fire and life safety equipment, plumbing, and the costs of purchasing or renting mechanical equipment, supplies, tools or materials used in performance of work at the Premises.

          (c) Premiums and other charges (including costs of claims adjustments) for insurance and deductible amounts under the terms of such insurance, including, without limitation, all risk, earthquake, flood, public liability, environmental, property damage and workers' compensation insurance, and such other insurance coverage in such amounts as other comparable owners maintain on comparable properties.

          (d) Costs of restriping, resurfacing and sweeping parking areas, planting and landscaping (including replacement planting and landscaping), maintenance, repair and replacement of directional signs and other markers, as well as lighting.

          (e) Sales, use and excise taxes on goods and services purchased by Landlord relating to the Premises.

          (f)  License, permit and inspection fees relating to the Premises.

          (g) Fees for management services and costs incidental thereto, whether provided by an independent management company, Landlord, or an affiliate of Landlord in an amount not to exceed the greater of (1) two percent (2%) of Monthly Base Rent; and (2) the then market rate for comparable management services.

          (h) The costs of any improvements, equipment or devices installed or paid for by Landlord (i) to conform with any change in laws, rules, regulations or requirements of any governmental or quasi-governmental authority having jurisdiction not applicable to the Premises as of the date of original construction (but excluding any improvements to the foundation, load bearing walls and structural members of the roof) and (ii) to repair or restore portions of the Premises damaged by the acts or neglect of Tenant including, without limitation, deferred maintenance. Costs incurred hereunder shall be amortized over the useful life together with interest on the unamortized balance at the Specified Rate.

          (i) Compliance with air, water and noise quality and/or control statutes, laws, codes, rules and regulations including, without limitation, statutes, laws, codes, rules and regulations relating to toxic substances or hazardous wastes.

          (j) Real Property Taxes (as defined in Article 6), unless Landlord
                                                 ---------
elects to bill Real Property Taxes as provided in Section 6.03.
                                                  -------------

                      Article 6 -- Taxes: Assessments
                      -------------------------------

          Section 6.01. Tenant shall pay before delinquency all taxes levied or assessed against Tenant's personal property and all Real Property Taxes (as defined below) levied or assessed against improvements made by Tenant or Landlord installed or located in or on the Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

          Section 6.02. Tenant shall reimburse Landlord for all Real Property Taxes (as defined below) levied or assessed against the Premises and/or the Real Property. During the initial term of the Lease (i.e., the period after the Term Commencement Date but before March 31, 2009), Tenant shall not be required to pay that portion of the incremental increase in Real Property Taxes assessed solely as a result of the second (or any subsequent) "change of ownership" (as defined below) of the Premises during such initial term. Tenant shall, however, be required to pay all other increases in Real Property Taxes (including, without limitation, all increases assessed after the second, or any subsequent, change of ownership, as long as such increases are not assessed because of a change of ownership). As used herein, the term "change of ownership" means the voluntary sale of the Premises by Landlord to a third party; "change of ownership" does not include the sale of the Premises at foreclosure or by deed in lieu of foreclosure. If Tenant exercises its option to extend the Term, then it shall pay the full amount of all Real Property Taxes during such extension term, including any increases in Real Property Taxes (either before or during such extension term) that may have resulted from a change in ownership.

          Section 6.03. Tenant's obligation to pay or reimburse Landlord for Real Property Taxes provided in this Article 6 shall arise upon presentation of
                                     ---------
invoices therefor by Landlord, accompanied by a copy of the applicable bill or bills of the tax authorities, and Tenant shall pay or reimburse Landlord for same not later than ten (10) days after receipt. Alternatively, Landlord shall have the option of billing Real Property Taxes to Tenant as part of Operating Expenses pursuant to Article 5.
                     ---------

          Section 6.04. The term "Real Property Taxes" means all taxes, assessments, fees and charges which may now or hereafter be levied or assessed by the United States of America, the State of California, the County of Yolo, the City of Woodland, or any political subdivision, public corporation, district or other political or public entity, upon or with respect to the Premises or any personal property of Landlord, or Landlord's interest in the Premises and/or such personal property, including, without limitation: all ad valorem and other real estate taxes; general and special assessments; charges, fees, levies or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Premises; service payments in lieu of taxes; any tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Premises or any part thereof or on the rent payable under any lease or in connection with the business of renting space in the Premises; relating to transit impact and mitigation; and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part), any other property taxes, whether or not now customary or in the contemplation of the parties as of the date of this Lease. In addition, the term "Real Property Taxes" includes all costs and expenses of contesting the amount or validity of Real Property Taxes and/or seeking a reduction of Real Property Taxes by appropriate administrative or legal proceedings. Real Property Taxes shall not include estate, inheritance, net income, net franchise or documentary transfer taxes.

          Section 6.05. If any general or special assessment is levied and assessed against the Real Property, Landlord may elect to either pay the assessment in full or allow the assessment to "go to bond." If Landlord pays the assessment in full, Tenant shall pay to Landlord each time a payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to "go to bond."

          Section 6.06. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at the Term Commencement Date and at the expiration of the term.

                             Article 7 -- Use
                             ----------------

          Section 7.01. The Premises shall be used for warehousing, distribution and associated office functions incidental thereto. Initial use of the Premises shall be as a distribution center for videotapes, compact discs and similar electronic media. Tenant may use up to three thousand (3,000) square feet of the Premises as a facilities shop. Any changes in use from that designated as the initial use, but within the general use, shall be subject to Landlord's consent, which shall not be unreasonably denied. It shall be reasonable to withhold consent if any use would involve, to a material extent, increased traffic, increased floor load, increased use of hazardous substances and/or any other increase in general wear and tear. No other use shall be permitted without Landlord's written consent, which consent may be withheld in Landlord's sole discretion.

          Section 7.02. Tenant shall not allow the Premises to be used for any unlawful, illicit or nefarious purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

          Section 7.03. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant. Landlord shall use reasonable and diligent efforts to enforce any existing warranties which Landlord has received relating to the Premises.

          Section 7.04. All graphics of Tenant on the exterior of the Premises shall be subject to Landlord's prior written approval, which approval shall not be withheld unreasonably.

          Section 7.05. Tenant shall not cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (a "Release"). Landlord acknowledges that Tenant intends to construct a facilities shop on the Premises which will include a paint shop. Hazardous Substances or materials used by Tenant shall be consistent with those used in warehouses and facilities/paint shops. Tenant shall provide Landlord with notice in a form reasonably required by Landlord listing each of the hazardous substances and materials used by Tenant on the Premises. Landlord's prior consent shall not be required so long as such materials or substances are customarily used or found in warehouses and/or facilities/paint shops. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises or the Real Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency requires testing to ascertain whether there has been any Release, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify, defend, protect and hold Landlord, and Landlord's agents, employees and constituent members, harmless from and against any and all losses, damages, claims, causes of action, penalties, liabilities, costs and expenses (including, without limitation, clean-up costs, monitoring costs, and attorneys' and consultants' fees) resulting from, arising out of or related to: (i) any Release, regardless of where located, if caused by Tenant or Tenant's agents, employees or contractors; and/or (ii) any Release on the Premises or the Real Property occurring while Tenant is in possession of the Premises. This indemnity shall include, without limitation, and Tenant shall pay all costs relating to:
(i) losses, damages, claims, causes of action, penalties, liabilities, costs and expenses arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), property damage, nuisance, pollution, contamination, leak, spill, Release or other effect on the environment; (ii) the cost of any investigation, repair, clean-up, treatment or detoxification of the Premises and/or the Real Property; and (iii) the preparation and implementation of any closure plan, remediation plan or other required actions in connection with the Premises and/or the Real Property. The covenants contained herein shall survive the expiration or earlier termination of the Lease. California Health and Safety Code Section 25359.7(b) requires any tenant of real property who knows, or has reasonable cause to believe, that any release of a hazardous substance has come to be located on or beneath such real property to give written notice of such condition to the owner. Tenant shall comply with the requirements of Section 25359.7(b) and any successor statute thereto and with all other statutes, laws, ordinances, rules, regulations and orders of governmental authorities with respect to hazardous substances. Landlord shall have the right to pursue all legal and equitable remedies available to it in the event of failure of Tenant to comply with the requirements of this Section.

                      Article 8 -- Services and Utilities
                      -----------------------------------

          Section 8.01. Tenant shall make all arrangements for, and shall pay all costs of, the installation and supply of utility facilities, telephone service, janitorial services and all other utilities and services used by Tenant at the Premises.

          Section 8.02. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, communication services, labor or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant. If any of the utility services described herein are interrupted as a result of the active negligence or willful misconduct of Landlord for a period in excess of five (5) consecutive days and if such interruption materially interferes with the permitted use of the Premises, then, to the extent Tenant, in fact, does not use the Premises, Monthly Base Rent shall abate to the extent of such interference commencing on the sixth (6th ) day and continuing until such interruption is discontinued. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Premises, relating to the use or conservation of energy, water, gas, steam, light, communication services or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Premises in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Premises. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

                          Article 9 -- Alterations
                          ------------------------

          Section 9.01. The provisions of this section relating to fees, bonds and consents shall not be applicable to the construction of the initial improvements to the Premises. Tenant shall neither make nor allow to be made any alterations, additions or improvements (collectively "Alterations") in, on or to any exterior portion of the Premises. The provisions hereof shall not apply to personal property. Tenant shall not make or allow to be made any Alterations in, on or to the Premises or any part thereof without the prior written consent of Landlord, which consent will not be unreasonably withheld; provided, however, that Landlord may withhold its consent in its sole discretion if any proposed Alterations would adversely affect the structure or safety of the Premises or its communications, electrical, plumbing, HVAC, mechanical or life safety systems (collectively "Structural/Utility System Alterations").
With respect to all Alterations Tenant shall furnish complete plans and specifications for the desired Alterations. Consent shall not be required for any non-Structural/Utility System Alterations costing less than Twenty-Five Thousand Dollars ($25,000.00). Prior to commencement of construction of any Alterations, Tenant shall deliver to Landlord the building permit and a copy of the executed construction contract covering the Alterations. Tenant shall pay to Landlord upon demand a review fee in the amount of five percent (5%) of the construction cost of the Alterations (not to exceed $15,000.00 with respect to any particular Alteration) (excluding non-Structural/Utility System Alterations costing less than Twenty-Five Thousand Dollars ($25,000.00) to compensate Landlord for the cost of review and approval of the plans and specifications and for additional administrative costs incurred in monitoring the construction of the Alterations. The fee shall not apply to the Tenant Improvements described in the Work Letter. All Alterations shall be made by Tenant, at Tenant's sole cost and expense, and any contractor or person selected by Tenant to make the same and the construction schedule must first be approved in writing by Landlord; provided, contractors for non-Structural/Utility System Alterations costing less than Twenty-Five Thousand Dollars ($25,000.00) shall not be subject to approval. Tenant shall provide, at its expense, such completion, performance and/or payments bonds as Landlord considers necessary with respect to such construction work; provided, no bonds shall be required for non-Structural/Utility System Alterations costing less than Twenty-Five Thousand Dollars ($25,000.00). Tenant shall also require its contractor to maintain insurance in amounts and in such form as Landlord may require. If Landlord requires a bond Landlord shall bear one-half (1/2) of the cost thereof. Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all applicable statutes, laws, ordinances, regulations, rules, orders and requirements of the authorities having jurisdiction thereof, and shall be subject to monitoring by Landlord or its employees, agents or contractors. All work shall be performed in strict compliance the Construction Rules and Hazardous Product Use Requirements attached hereto as Exhibit E, which Construction Rules may be reasonably modified by Landlord. Within ten (10) days following completion of the construction of the Alterations Tenant shall submit "as built" drawings to Landlord. "As built" drawings shall not be required for paint or carpet replacement. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Premises in order to comply with any applicable statutes, laws, ordinances, regulations, rules, orders or requirements (e.g. ordinances intended to provide full access to handicapped persons), then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of the Term, except that Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, promptly and with all due diligence remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed, and Tenant shall promptly and with all due diligence, and at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear excepted. At the time of seeking Landlord's approval, Tenant may request that Landlord then designate which of the subject improvements Landlord may require that Tenant remove upon expiration or earlier termination of the Lease.
Landlord shall timely respond to such request.

          Section 9.02. Tenant shall give Landlord at least fifteen (15) days' prior written notice of commencement of any work of construction, alteration, maintenance, repair or replacement in order to enable Landlord to post and record notices of nonresponsibility. Tenant shall keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Any lien not removed within fifteen (15) days of recordation may be paid or "bonded off' by Landlord and all costs incurred by Landlord in connection with removal of the lien shall be paid within ten (10) days of invoice. Within ten (10) days after completion of any Alterations, Tenant shall deliver to Landlord fully executed California Civil Code Section 3262 lien releases from each contractor and subcontractor performing work in the Premises.

          Section 9.03. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all loss, cost, damage, injury and expense arising out of or in any way related to claims for work or labor performed, or materials or supplies furnished, to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises, whether or not Tenant obtained Landlord's permission to have such work done, labor performed, or materials or supplies furnished.

                          Article 10 -- Repairs
                          ---------------------

          Section 10.01. At Landlord's sole cost and expense, Landlord shall maintain the foundation and the load-bearing walls of the Premises and the structural members of the roof of the Premises. Except as expressly provided herein, Landlord shall have no other responsibility to maintain the Premises.

          Section 10.02. No representations, except as contained herein, have been made to Tenant respecting the condition of the Premises, and Tenant's acceptance of possession of the Premises shall be conclusive evidence as against Tenant that the Premises are in a tenantable and good condition. At Tenant's sole cost and expense, Tenant shall maintain all parts of the Premises (except as expressly required to be maintained by Landlord pursuant to Section 10.0 1
                                                               --------------
above) in the condition delivered and otherwise in a clean and secure condition, promptly making all necessary repairs and replacements, including, but not limited to,

the roof membrane, maintenance of roof coatings and repair of roof leaks, windows, glass, doors and any special office entries, walls and wall finishes, ceilings, floors, floor coverings, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, skylights, smoke hatches, roof vents, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system (including fire alarm and/or smoke detection systems and equipment), fire hydrants and fixtures. Landlord, upon written request by Tenant, shall use reasonable and diligent efforts, to enforce any and all warranties related to Tenant's maintenance and repair obligations hereunder. At Tenant's expense, Tenant shall perform necessary pest extermination and regular removal of trash and debris. At Tenant's cost, Tenant shall maintain a quarterly HVAC maintenance contract, in form and substance acceptable to Landlord and with a contractor approved by Landlord. If Tenant requests that the proposed railroad spur be extended to the Premises, and if required by any applicable railroad company, Tenant shall sign a joint maintenance agreement governing the use of the rail spur, if any, to the Premises. In keeping the Premises in the required condition Tenant shall employ first-class maintenance practices continuously throughout the Term, and shall not defer any maintenance or repair. Tenant's obligations shall include making all replacements, restorations, repairs and alterations as and when necessary to keep the Premises and all improvements thereon and parts thereof in first-class order, condition and state of repair. Landlord shall not be liable for, and, except as hereinafter provided, there shall be no abatement of rent with respect to, any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Premises or in or to the fixtures, appurtenances or equipment therein. If Landlord interferes with Tenant's business for a period in excess of five (5) consecutive days as a result of Landlord's active negligence or willful misconduct in the performance of repairs, maintenance or alterations, and if such interference materially interferes with the permitted use of the Premises, then, to the extent Tenant, in fact, does not use the Premises, Monthly Base Rent shall abate equitably to the extent of such interference commencing on the sixth (6th) day and continuing until such interruption is discontinued. Tenant hereby waives all right to make repairs at Landlord's expense under the provisions of Sections 1932(l), 1941 and 1942 of the California Civil Code, and instead, all improvements, repairs and/or maintenance expenses incurred in connection with the Premises shall be at the expense of Tenant, and shall be considered as part of the consideration for leasing the Premises. All damage or injury done to the Premises by Tenant or by any person who may be in or upon the Premises with Tenant's consent or at Tenant's invitation, shall be paid for by Tenant, and Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as when accepted by Tenant, reasonable wear and tear excepted.

                       Article 11 --Tenant Insurance
                       -----------------------------

          Section 11.01. Tenant, at its cost, shall maintain commercial general liability insurance (maintained on an occurrence basis), including contractual liability coverage, with a minimum combined single limit of bodily injury, personal injury and property damage coverage of Five Million Dollars ($5,000,000.00), insuring against all liability arising out of or in connection with Tenant's use or occupancy of the Premises. Tenant may provide a portion of the required liability insurance using an umbrella policy, provided such umbrella coverage at no time may result in coverage available exclusively to the Premises of less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord, its members, lenders and property managers as additional insureds, shall specifically include the liability assumed under this Lease by Tenant (provided, however, that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance and not "excess over" or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. The policy shall not eliminate cross-liability and shall contain a severability of interest clause. Not more frequently than once each year, if, in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance consultant. The standard to be applied by Landlord's insurance consultant shall be comparable levels and types of insurance required by comparable owners of comparable buildings with comparable tenants.

          Section 11.02. Tenant, at its cost, shall maintain on all of its personal property, tenant improvements (whether constructed by Landlord or Tenant), and Alterations, in, on, or about the Premises, a policy of "Broad Form" insurance, to the extent of at least full replacement value without any deduction for depreciation. The proceeds from any such policy shall be used by Tenant for the replacement of such personal property or the restoration of such tenant improvements or Alterations. The "full replacement value" of the improvements to be insured under this Article 11 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time.

           Section 11.03.  All the insurance required under this Lease shall:

          (a) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an AXIII status as rated in the most recent edition of Best's Insurance Reports.

          (b)  Be issued as a primary policy.

          (c) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy.

          Section 11.04. Each policy, and a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the term, and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

                      Article 12 -- Landlord Insurance
                      --------------------------------

          Section 12.01. A policy of standard fire and extended coverage or all risk insurance (including earthquake insurance, at Landlord's election) with vandalism and malicious mischief endorsements and such other insurance and endorsements as Landlord deems reasonable or appropriate, to the extent of at least full replacement value, may be maintained by Landlord (as part of Operating Expenses) on the Premises. Such policy shall not cover the personal property or trade fixtures of tenants, but shall cover alterations, improvements and nontrade fixtures within the Premises.

          Section 12.02. The parties release each other, and their respective authorized representatives, to the extent of insurance proceeds actually received, from any claims for damage to any person or to the Premises and to the fixtures, personal property, tenant improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties (or which the parties are required to maintain) and in force at the time of any such damage.

          Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other, to the extent of insurance proceeds actually received, for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional minimum if such a policy is only obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

                   Article 13 -- Assignment and Subletting
                   ---------------------------------------

          Section 13.01. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as licensee, permittee or otherwise); or (c) except as hereinafter provided, sublet the Premises or any part thereof. Concurrently with any offer or advertisement for subletting, Tenant shall submit to Landlord full and complete copies of any such offer or advertisement. Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of fifty percent (50%) or more of the value of the assets of Tenant, shall be deemed a voluntary assignment of this Lease by Tenant. The phrase "controlling percentage" shall mean the ownership of, and the right to vote, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. The preceding two sentences shall not apply to corporations, the stock of which is traded through an exchange or over the counter. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner or partners owning a total of fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of this Lease by Tenant. If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, by any one of the persons executing this Lease shall be deemed a voluntary assignment of this Lease by Tenant.

          Section 13.02. If at any time or from time to time during the Term, Tenant desires to assign or sublet all or any part of the Premises, then at least thirty (30) days, but not more than one hundred twenty (120) days, prior to the date when Tenant desires the assignment or subletting to be effective (the "Transfer Date"), Tenant shall give Landlord a notice (the "Transfer Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including financial statements and references) concerning the character of the proposed assignee or sublessee, a detailed description of the space proposed to be assigned or sublet (the "Space"), any rights of the proposed assignee or. sublessee to use Tenant's improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require. If Landlord requests additional detail, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional detail. Landlord shall have the option, exercisable by giving notice to Tenant at any time within twenty (20) days after Landlord's receipt of the Transfer Notice in the case of an assignment or sublease, to terminate this Lease as to the Space as of the Transfer Date, in which event Tenant shall be relieved of all further obligations hereunder as to the Space. No failure of Landlord to exercise the option with respect to the Space shall be deemed to be

Landlord's consent to the assignment or subletting of all or any portion of the Space. Provided Landlord has consented to such assignment or subletting, Tenant shall be free to assign or sublet the Space to any third party subject to the following conditions:

          (a) The assignment or sublease shall be on the same terms set forth in the Transfer Notice given to Landlord;

          (b) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Space until an executed counterpart of the assignment or sublease has been delivered to Landlord;

          (c) No assignee or sublessee shall have a right further to assign or sublet; and

          (d) Any proposed subletting would not result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term.

          Section 13.03. Landlord shall be permitted to consider any reasonable factor in determining whether to withhold its consent to a proposed assignment or sublease. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:

          (a) The proposed transferee shall be at least as creditworthy as is Tenant as of the date hereof, shall satisfy Landlord's then-current credit standards and shall have the financial strength and stability to perform all obligations under this Lease to be performed by Tenant;

          (b) The proposed use of the Space by the transferee shall (i) comply with the use provisions hereof, (ii) not increase the likelihood of damage or destruction, (iii) not increase the density of occupancy of the Premises, (iv) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Premises, (v) not require new tenant improvements incompatible with then-existing building systems and components and (vi) not otherwise have or cause a material adverse impact on the Premises;

          (c) Any ground lessor or mortgagee whose consent to such transfer is required fails to consent thereto;

          (d) Any proposed subletting would not result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term; and

          (e) At the time of the request, no Event of Default under this Lease, or under any other lease between Tenant and Landlord or any affiliate of Landlord, shall have occurred and be continuing.

Tenant shall have the burden of demonstrating that each of the foregoing conditions has been satisfied.

          Section 13.04. Regardless of Landlord's consent, no subletting or assignment shall release Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease. If Tenant assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Landlord to any assignment or subletting, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

          Section 13.05. If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Tenant (including for purposes of this Section Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and
(ii) shall receive, as additional rent, the sums and economic consideration described in Section 13.02. Any person or entity to which this Lease is
             -------------
assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant's obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant's obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty
(60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

          Section 13.06. Tenant shall not be entitled to, and Tenant hereby waives any right it may have to make any claim for, money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article 13. Tenant's sole remedy shall be an action or proceeding to enforce any provision hereof, or for specific performance, injunction or declaratory judgment. Tenant acknowledges that Tenant's rights under this Article 13 satisfy the conditions set forth in
Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease.

          Section 13.07. In the event of any permitted assignment or sublease hereunder, Tenant shall pay to Landlord, immediately upon Tenant's receipt thereof, fifty percent (50%) of any and all "consideration" (as defined below) received by Tenant on account of such transaction, however the same may be denominated or characterized (after deducting Tenant's reasonable brokerage commissions, tenant improvement allowances, legal fees and the cost of any modifications to the Premises required in connection with such transaction), to the extent that such consideration exceeds: (i) in the case of an assignment of Tenant's entire interest in the Lease or a sublease of the entire Premises, the Monthly Base Rent and other charges payable by Tenant under the Lease; or (ii) in the case of a sublease of less than the entire Premises, the pro rata portion of the Monthly Base Rent and other charges payable by Tenant under the Lease and attributable to the sublet portion of the Premises, based on the gross leasable area of the Premises and the gross leasable area of the sublet portion of the Premises. As used herein, "consideration" includes any and all consideration received by Tenant on account of such assignment or subletting, but only to the extent that such consideration reflects or is attributable (either directly or indirectly) to the value of the Premises or Tenant's leasehold estate under this Lease, including rent and all other amounts payable in connection with such transaction, but specifically excluding the good will attributable to Tenant's business operations in the Premises, to the extent that such good will does not reflect the value of the Premises or Tenant's leasehold estate under this Lease.

                       Article 14 -- Indemnification
                       -----------------------------

          Section 14.01. Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims against Landlord, its partners, officers, employees and agents with respect to or arising out of: any death or any injury of any nature whatsoever that may be suffered or sustained by Tenant or any employee, licensee, invitee, guest, agent or customer of

Tenant or any other person, from any causes whatsoever; or for any loss or damage or injury to any property outside or within the Premises belonging to Tenant or its employees, agents, customers, licensees, invitees, guests or any other person, except to the extent such death, injury, loss or damage is caused by the active negligence or willful misconduct of Landlord, its partners, officers, employees or agents. Without limiting the generality of the foregoing, Landlord shall not be liable for any damage or damages of any nature whatsoever, including, without limitation, consequential damages or loss of profit or business opportunity, caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of the telephone cable distribution system, any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair,

Maintenance or alteration of any part of the Premises, or by anything done or omitted to be done by any tenant, occupant or person in the Premises. In addition, Landlord shall not be liable for any loss or damage for which the Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair.

          Section 14.02. To the fullest extent permitted by law, Tenant shall indemnify, defend and hold Landlord, its partners, officers, employees, and agents harmless from and against any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person occurring in, on, or about the Premises arising at any time and from any cause whatsoever other than by reason of the active negligence or willful misconduct of Landlord, its employees or agents. Tenant shall also indemnify, defend and hold Landlord, its partners, officers, employees and agents harmless from and against any and all losses, damages, claims and liability resulting from Tenant's breach of any of its obligations under the Lease and any damage caused by Tenant, its contractors, agents or employees. The provisions of this Section shall survive the expiration or termination of this Lease with respect to any accident, event, damage, injury, illness or death occurring prior to such termination.

          Section 14.03. Neither the partners nor members constituting Landlord, nor the partners, members, directors or officers of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Premises and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgement for Landlord's failure to perform such obligations.

                    Article 15 -- Destruction or Damage
                    -----------------------------------

          Section 15.01. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. As used herein: (1) the term "partial damage" means damage or destruction which does not result in the loss of either (a) fifty percent (50%) or more of the total number of Rentable Square Feet in the Premises or (b) fifty percent (50%) or more of the value of the Premises; and (2) the term "substantial damage" means any damage or destruction exceeding partial damage (including total destruction). All determinations as to the amount of damage, the time required for repair and other issues relating to damage and rebuilding shall be determined by Landlord's architect, whose determination shall be final and binding on Tenant.

          Section 15.02. If the Premises are partially or substantially damaged, then this Lease shall remain in effect, and Landlord shall repair the damage as soon as reasonably possible; provided, however, that if the insurance proceeds received by Landlord with respect to such damage are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by insurance policies, then Landlord may elect either to: (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in effect; or
(b) terminate this Lease, as of the date the damage occurred, by notifying Tenant, within ninety (90) days after Landlord's receipt of notice of the occurrence of such damage, of such Landlord's election to terminate this Lease. The foregoing provisions of this Section 15.02 notwithstanding, if substantial
                                 -------------
damage to the Premises occurs during the last twelve (12) months of the Lease Term, then each of Landlord and Tenant may elect to terminate this Lease, as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair the damage, and Tenant shall have no right to continue this Lease. Notification of such election shall be given by the electing party to the other party within thirty (30) days after the occurrence of the damage.

          Section 15.03. Notwithstanding the provisions of Section 15.02, if the Premises are substantially damaged, then Landlord may terminate this Lease, as of the date the damage occurred, whether or not Landlord receives any insurance proceeds with respect to such damage, by notifying Tenant of such termination within thirty (30) days after the occurrence of such damage. If Landlord does not so elect to terminate this Lease, then Landlord shall repair all such damage and this Lease shall remain in full force and effect.

          Section 15.04.  Notwithstanding the provisions of Section 15.02 and
                                                            -------------
Section 15.03, if the Premises are damaged (whether partially or substantially),
-------------
and within thirty (30) days after the date of the damage Landlord determines that repair and reconstruction cannot be completed to such extent as to make the Premises functional although not completely restored within six (6) months after issuance of a building permit, together with all other necessary governmental approvals (for whatever reason), then each of Landlord and Tenant may terminate this Lease by notifying the other party within thirty (30) days after determination of the amount of time required for repair and reconstruction. In any event Landlord shall substantially complete the repair and reconstruction (excluding punchlist and minor corrective work) no later than twelve (12) months after issuance of a building permit. If Landlord fails to substantially complete the repair and reconstruction within with such twelve (12) month period Tenant may terminate this Lease by written notice received by Landlord prior to substantial completion. Any such termination shall be effective as of the date of the damage. If reconstruction is delayed by reason of "force -majeure," the period of completion of reconstruction shall be extended for the period of the force majeure delay.

          Section 15.05. If the Premises are damaged, and Landlord repairs the damage pursuant to the provisions of this Article 15, Monthly Base Rent payable
                                          ----------
during the period of such damage, repair and/or restoration shall be reduced proportionately based upon the percentage decrease in area of the Premises. Except for such possible reduction in Monthly Base Rent, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Premises.

          Section 15.06. Tenant waives any applicability to the Premises of the provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes thereto, with respect to any damage to or destruction of the Premises.

                       Article 16 -- Entry by Landlord
                       -------------------------------

          Section 16.01. Landlord may, upon twenty-four (24) hours prior notice to Tenant (or at any time in the case of an emergency), enter the Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all its obligations hereunder, (d) post notices of nonresponsibility, and (e) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Real Property; provided, h however, that all such work or entry shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for ' damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. If Tenant's use of the Premises for the permitted uses is materially interrupted during any Landlord entry as a result of the active negligence or willful misconduct of Landlord for a period in excess of five (5) consecutive days, then, to the extent Tenant, in fact, does not use the Premises, Monthly Base Rent shall equitably abate to the extent of such interference commencing on the sixth (6th) day and continuing until such interruption is discontinued. In an emergency, Landlord shall have the right to use any and all reasonable means as warranted by the nature of the emergency to open any of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

          Section 16.02. Landlord shall have the right from time to time to alter the Premises and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Premises and to change the name, number or designation by which the Premises are commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Premises or (b) reduce the area (except by a de minimus amount) of the Premises.

                           Article 17 -- Default
                           ---------------------

          Section 17.01. The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Tenant
(a) if Tenant shall fail to pay any rental by the third day of the month; provided, the first time in any consecutive twelve (12) month period that such failure occurs, such failure shall not constitute an Event of Default unless Tenant fails to pay the overdue sums in full within three (3) days after Tenant receives written notice of the delinquency (which three (3)-day notice shall constitute the statutory notice referred to in Section 17.02); or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days after notice thereof from Landlord (which notice may, at Landlord's election, include the statutory 3-day notice referenced in Section 17.02); or (c) if Tenant shall fail to perform or observe any other term hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, or Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall file an answer admitting or shall fail reasonably to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.

          Section 17.02. If an Event of Default shall occur, Landlord at any time thereafter may give a written termination notice specifying the nature of the default to Tenant, and on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice) Tenant's right to possession shall terminate and this Lease shall terminate, unless on or before such date all arrears of rental and all other sums payable by Tenant under this Lease (together with interest and late charges thereon as provided in Section
                                                                      -------
3.01) and all costs and expenses incurred by or on behalf of Landlord hereunder
-----
shall have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. Upon such termination, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The phrase "time of award" shall have the same meaning as used in California Civil Code Section 1951.2. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed by allowing interest at the rate set forth in Section 3.01. The worth at the time
                                           ---------------
of award of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          Section 17.03. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

          Section 17.04. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

                 Article 18 -- Landlord's Right to Cure Defaults
                 -----------------------------------------------

          Section 18.01. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental or any other sums payable by Tenant under this Lease. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed, as in this Lease provided all sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies upon the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

                       Article 19 -- Attorneys' Fees
                       -----------------------------

          Section 19.01. If Landlord consults with its counsel regarding the terms of this Lease, or enforcement thereof, Tenant shall pay to Landlord on demand all attorneys' fees incurred in such consultation. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court and litigation costs and the fees of its attorneys, consultants and experts, in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may adjudge reasonable.

                        Article 20 -- Holding Over
                        --------------------------

          Section 20.01. If Tenant shall remain in possession after the expiration or sooner termination of this Lease, all the terms, covenants and agreements hereof shall continue to apply and bind Tenant so long as Tenant shall remain in possession insofar as the same are applicable, except that if Tenant remains in possession without Landlord's written consent, the Monthly Base Rent shall be one hundred fifty percent (150%) of the Monthly Base Rent payable for the last month of the term hereof, and Tenant shall continue to pay its share of all expenses then payable by Tenant, including, but not limited to, Operating Expenses, insurance premiums and Real Property Taxes, prorated on a daily basis for each day that Tenant remains in possession, Tenant shall indemnify, defend, protect and hold Landlord harmless from' any losses, costs, damages, liability or expense (including reasonable attorneys' fees and costs of suit) which Landlord may suffer or incur as a result thereby. If Tenant remains in possession with Landlord's written consent, such tenancy shall be from month to month, terminable by either party by not less than thirty (30) days' written notice.

                           Article 21 -- Waiver
                           --------------------

          Section 21.01. The failure of either party to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                       Article 22 -- Eminent Domain
                       ----------------------------

          Section 22.01.  As used in this Article 22, the following words and
                                          ----------
phrases shall have the following meaning:

          (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

          Section 22.02. If, during the term or during the period of time between the execution of this Lease and the Term Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease, the rights and obligations of the parties shall be determined pursuant to this
Article 22.
-----------

          Section 22.03. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

          Section 22.04. Tenant may elect to terminate this Lease due to a condemnation which takes part of the Premises only in the event of a taking of twenty percent (20%) of the total number of Rentable Square Feet in the building. This Lease shall otherwise remain in effect. Tenant must exercise its right to terminate this Lease pursuant to this Section 22.04 (if at all) by
                                                   --------------
giving notice of such exercise to Landlord within thirty (30) days after the nature and the extent of the taking have been finally determined and Tenant has been notified of such determination by Landlord. If Tenant elects to terminate this Lease as provided in this Section 22.04, then Tenant shall also notify
                               -------------
Landlord of the date of termination, which date shall not be earlier than thirty
(30) days prior to the date of taking. If Tenant does not terminate this Lease by notice provided within such thirty (30) day period, then this Lease shall continue in full force and effect, except that all sums payable by Tenant, if not reduced pursuant to other provisions of this Lease, shall be reduced as hereinafter provided. If a material portion of the available parking is taken by condemnation, landlord shall use reasonable and diligent efforts to provide replacement parking as promptly as reasonably practicable.

          Section 22.05. If any portion of the Premises is taken by condemnation, and this Lease remains thereafter in full force and effect, then, on the date of taking, the Monthly Base Rent and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions of this Lease, be reduced by that amount which is determined by multiplying the Monthly Base Rent or such other sum (as applicable) by a fraction, the numerator of which shall be the total number of Rentable Square Feet in the building so taken, and the denominator of which shall be the total number of Rentable Square Feet in the building immediately before the date of taking.

          Section 22.06. If there is a partial taking of the Premises, and this Lease remains thereafter in full force and effect, then Landlord, at its sole cost, shall accomplish all necessary restoration. Monthly Base Rent and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions of this Lease, be abated or reduced during the period from the date of taking, until the completion of restoration, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of Monthly Base Rent or such other sum shall be based on the extent to which the restoration interferes with Tenant's use of the Premises.

          Section 22.07. If a taking of more than twenty percent (20%) of the total number of Rentable Square Feet of the building occurs during the last one
(1) full year of the Lease Term, then Landlord shall have the right, at its option, to terminate this Lease, whether or not the Premises are affected by such taking, by giving notice of such termination to Tenant not more than thirty
(30) days after the nature and extent of the taking have been finally determined.

          Section 22.08. The award shall belong to and be paid to Landlord, except that Tenant shall receive from the award the sum attributable to: the unamortized Value (depreciated on a straight-line basis, computed monthly) of tenant improvements or alterations made to the Premises by Tenant in accordance with this Lease, which improvements or alterations Tenant has the right to remove from the Premises pursuant to the provisions of this Lease, but elects not to remove; and any sum awarded to Tenant for Tenant's moving costs (including moving equipment and fixtures within the Premises) which is separately stated and does not reduce, diminish or otherwise affect the amount of the award to Landlord.

          Section 22.09. If there is a total or partial taking of the Premises, for a period which is less than the remaining term of this Lease, then all of the provisions of this Lease shall remain in full force and effect, except that Monthly Base Rent and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions of this Lease, be abated during such period of taking, based upon the extent to which the taking interferes with Tenant's use of the Premises, and Landlord shall be entitled to whatever award may be paid for the taking of the Premises for the period involved; provided, however, that, if there is a total taking of the Premises for a period of more than one
(1) year, either party may elect to terminate this Lease by giving notice to the other party within thirty (30) days after the nature and the extent of the taking have been finally determined. If this Lease terminates as provided in this Section 22.09, the award shall be paid to Landlord and Tenant as set forth
     -------------
in Section 22.08.
   --------------

                       Article 23 -- Sale by Landlord
                       ------------------------------

          Section 23.01. If Landlord sells or conveys the Premises, provided the successor assumes the obligations hereunder, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Notwithstanding the foregoing, if Landlord sells or conveys the Premises, this Lease shall not be barred, terminated or cut off nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease. Upon a sale of the Premises by Landlord, Tenant agrees to attorn to the purchaser or assignee, such attornment to be effective and self-oper6tive without the execution of any further instruments on the part of any of the parties to this Lease.

                        Article 24 -- Subordination
                        ---------------------------

          Section 24.01. This Lease shall be subject and subordinated at all times to: (a) all ground or underlying leases which may hereafter be executed affecting the Premises, and (b) the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Premises, on or against Landlord's interest or estate therein, and on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing: (i) in the event of termination for any reason whatsoever of any such ground or underlying lease, and if such ground or underlying lease so provides, then this Lease shall not be barred, terminated, cut off or foreclosed, nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rent or other sums or be otherwise in default under the terms of this Lease, and Tenant shall attorn to the landlord of any such ground or underlying lease, or, if requested, enter into a new lease for the balance of the original or extended Term then remaining, upon the same terms and provisions as are contained in this Lease; (ii) in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, and if any such mortgage or deed of trust so provides, this Lease will not be barred, terminated, cut off or foreclosed, nor will the rights and possession of Tenant thereunder be disturbed if Tenant shall not then be in default in the payment of rent or other sums or be otherwise in default under the terms of this Lease, and Tenant shall attorn to the purchaser at such foreclosure sale or other action or proceeding, or, if requested, enter into a new lease with such purchaser for the balance of the original or extended Term then remaining upon the same terms and provisions as are in this Lease contained; and (iii) Tenant agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to such deed, to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may reasonably be required by Landlord. Tenant shall from time to time on request from Landlord execute and deliver any documents or instruments that may be required by any lender to effectuate any subordination. If Tenant fails to execute and deliver any documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney in fact to execute and deliver such documents or instruments.

          Section 24.02. Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such deed of trust to the Lease to the extent set forth in such document and thereupon the Lease shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

                         Article 25 -- No Merger
                         -----------------------

          Section 25.01. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

                     Article 26 -- Surrender of Premises
                     -----------------------------------

          Section 26.01. At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions thereon, by whomsoever made, in the same condition as received by Tenant on the Term Commencement Date, or first installed by Tenant on or after the Term Commencement Date, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Provided Tenant is not in default under the terms of this Lease, Tenant may, upon the termination of this Lease, remove from the Premises, immediately before the termination of the Term, its tra0e fixtures and movable personal property installed by Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing any and all damage to the Premises caused by such removal. Property not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord. Upon request by Landlord, Tenant, at Tenant's sole cost and expense, shall remove from the Premises any or all: (i) improvements, alterations and additions made to the Premises by or at the request of Tenant; and (ii) trade fixtures, equipment and personal property located on the Premises (including, without limitation, telephone and data cabling). Tenant's obligation to remove shall be subject to the provisions of Section 9.01. Tenant, at Tenant's sole cost and expense, shall repair any and all damage to the Premises resulting from such removal.

                        Article 27 -- Abandonment
                        -------------------------

          Section 27.01. Tenant shall not vacate or abandon the Premises at any time during the term, and if Tenant shall abandon, vacate, or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

                     Article 28 -- Estoppel Certificates
                     -----------------------------------

          Section 28.01. At any time and from time to time, but in no event on less than fifteen (15) days prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (b) the commencement and expiration dates of this Lease; (c) whether there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying the same); (d) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (e) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (f) the date, if any, to which rent and other sums payable hereunder have been paid; (g) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate; (h) the amount of any security deposit and prepaid rent; and (i) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust affecting the Premises or any part thereof. If Tenant fails to deliver the executed certificate within fifteen (15) days after receipt thereof by Tenant, Tenant irrevocably constitutes and appoints Landlord as its special attorney in fact to execute and deliver the certificate to any third party.

                   Article 29 -- No Light and Air Easement
                   ---------------------------------------

          Section 29.01. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Premises shall in no way affect this Lease or impose any liability on Landlord.

                          Article 30 -- Notices
                          ---------------------

          Section 30.01. All notices and demands of any kind which either party may be required or may desire to serve on the other in connection with this Lease shall be in writing and shall be sent only by: personal delivery; United States Mail (first-class, certified, return-receipt requested, postage prepaid); or a national, overnight courier delivery service which keeps records of deliveries (such as, by way of example but not limitation, Federal Express, United Parcel Service and DHL. For purposes of giving notice hereunder, the addresses of the parties are, until changed as hereinafter provided, the following:

           If to Tenant:   Valley Media, Inc.
                           1280 Santa Anita Court
                           Woodland, CA 95776
                           Attention: John Kordic
                           Senior Vice President of Operations

           If to Landlord: 33 North LaSalle, LLC
                           c/o The Lurie Company
                           555 California Street, Suite 5100
                           San Francisco, CA 94104
                           Attention: Eugene L. Valla

           Copy to:        Greene Radovsky Maloney & Share LLP
                           Four Embarcadero Center, Suite 4000
                           San Francisco, CA 94111
                           Attention: Mark S. Hennigh

Service of any notice or demand shall be deemed complete on the day of actual delivery as shown by the addressee's registry or certification receipt or the courier's delivery record. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which all such notices or demands are thereafter to be addressed.

                         Article 31 -- Successors
                         ------------------------

          Section 31.01. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties
hereto, provided that nothing in this Section shall be deemed to permit any assignment, subletting, occupancy or use by Tenant contrary to the provision of
Article 13.
-----------

                        Article 32 -- Miscellaneous
                        ---------------------------

          Section 32.01. The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

          Section 32.02. Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Premises at the commencement of the term hereof.

          Section 32.03. The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

           Section 32.04. This Lease shall be construed and enforced in accordance with the laws of the State of California.

          Section 32.05. It is understood and agreed that the remedies herein given to either party shall be cumulative, and the exercise of any one remedy by either party shall not be to the exclusion of any other remedy.

          Section 32.06. Each party represents to the other that no broker other than John Fondale, Silva-Kirk Company and Jim Naekel, Jim Naekel Realty, has been involved in this transaction. It is agreed that if any claims for brokerage commissions or finder's fees or like payment arise out of or in connection with this Lease, and in the event any claim is made, all such claims shall be handled and paid by the party whose actions or alleged commitment form the basis of such claim. It is further agreed that each party whose actions or alleged commitment form the basis of a ' claim agrees to indemnify and hold harmless the other party from and against any and all claims or demands with respect to any brokerage fees or agent's commissions or other compensation asserted by any person, firm, or corporation in connection with this Lease. An initial lease commission will be paid by Panattoni Development Company in accordance with the following terms: 5% of the Net Lease Consideration calculated on the first fifty (50) months of the Lease term, paid 50% upon binding, non-contingent mutual execution of this Lease agreement and 50% upon payment of the first month's rent. If Tenant elects not to exercise its early termination privilege and continue leasing the premises for the balance of the ten (10) year term, an additional lease commission will be paid by Landlord (not Panattoni Development Company) based on 5% of the Net Lease Consideration for the fifty-first (51st) through sixtieth (60th) months of the Term plus 2.5% of the Net Lease Consideration for the sixth (6th) through tenth (10th) years.
This commission shall be paid by Landlord upon written, binding confirmation that Tenant has waived its right to early termination. The term "Net Lease Consideration" shall mean Monthly Base Rent only, exclusive of triple-net expenses. All lease commissions shall be paid to Jim Naekel Realty. Jim Naekel Realty shall pay all sums due John Fondale of Silva-Kirk Company.

          Section 32.07. The Parties recognize that certain computer controlled systems and equipment may be affected when the year changes from 1999 to 2000, which could in turn affect building operations. Landlord will take reasonable steps to provide that building computer controlled facility components, for which Landlord is responsible, are Year 2000 compliant. Tenant will take reasonable steps to provide that computer controlled facility components, which Tenant has installed or for which Tenant is responsible, are Year 2000 compliant. As used herein, "Year 2000 compliant" means computer controlled facility components which accurately process date/time data from, into, and between the 20'h and 21st centuries, and the years 1999 and 2000. As used herein, "computer controlled facility components" means software driven technology and/or embedded microchip technology, such as (by way of example and not necessarily applicable to or in use at "the Premises) programmable thermostats, HVAC controllers, elevator controllers, utility monitoring and control systems, fire detection and suppression systems, alarms, security systems, and any other facilities control systems utilizing microcomputer, minicomputer or programmable logic controllers. Notwithstanding the foregoing, Landlord shall not be liable for failure to ensure that computer controlled facility components are Year 2000 compliant, and Tenant shall not be entitled to any damages arising from such failure, nor shall such failure constitute a constructive or other eviction of Tenant.

          Section 32.08. The unenforceability, invalidity, or illegality of any provision of this Lease shall not render the other provisions unenforceable, invalid or illegal.

          Section 32.09. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease.

          Section 32.10. For purposes of this Lease, the term "Landlord's Lender" shall mean the beneficiary, mortgagee or secured party of any deed of trust, mortgage or other written security device or agreement affecting the Premises.

          Section 32.11. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

          Section 32.12. No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that rental deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease, or otherwise create any interest by Tenant in the Premises. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

          Section 32.13. Neither Landlord nor Landlord's agents or attorneys have made any representations or warranties with respect to the Premises or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

          Section 32.13   This lease shall not be recorded.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in quadruplicate on the dates set forth below and this Lease is effective as of the latter of such dates.


LANDLORD:                               TENANT:
--------                                ------

33 NORTH LaSALLE, LLC                   VALLEY MEDIA, INC.
a Delaware Limited Liability company    a Delaware cororation

By:  The Lurie Company, a California    By: /s/ John Kordic
     corporation                           --------------------------
                                        Name: John Kordic

Its: Member                             Its:  Senior Vice President

     By:  /s/ Eugene L. Valla           By: /s/ Robert R. Cain
        --------------------------         --------------------------
        Eugene L. Valla                 Name: Robert R. Cain

     Its: Executive Vice President
                                        Its:  CEO/President
                                            -------------------------

Date: 4/20/99                           Date: 4/13/99
     -----------------------------           ------------------------



                                        As to Section 32.06 Only

                                        PANATTONI DEVELOPMENT COMPANY


                                        By:  /s/ [ILLEGIBLE]
                                             ------------------------